                                                                   Exhibit 10.3







                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          FORTRESS INVESTMENT GROUP LLC


                          Dated as of February 6, 1998

                                TABLE OF CONTENTS

                                                                           Page

ARTICLE I

         DEFINITIONS..........................................................1
         SECTION 1.1  Definitions.............................................1

ARTICLE II

         GENERAL PROVISIONS...................................................8
         SECTION 2.1  Company Name............................................8
         SECTION 2.2  Registered Office, Registered Agent.....................8
         SECTION 2.3  Certificates............................................9
         SECTION 2.4  Nature of Business; Permitted Powers....................9
         SECTION 2.5  Fiscal Year.............................................9
         SECTION 2.6  Perpetual Existence.....................................9
         SECTION 2.7  Limitation on Member Liability..........................9
         SECTION 2.8  Indemnification.........................................9
         SECTION 2.9  Exculpation............................................10
         SECTION 2.10   Fiduciary Duty.......................................10
         SECTION 2.11   Insurance............................................11

ARTICLE III

         CLASSES OF INTERESTS AND ADMISSION OF MEMBERS.......................12
         SECTION 3.1  Classes................................................12
         SECTION 3.2  Admission of Initial Members...........................12
         SECTION 3.3  Admission of Additional Members........................12
         SECTION 3.4  Schedule A.............................................13

ARTICLE IV

         OFFICERS............................................................13
         SECTION 4.1  Designation; Term; Qualifications......................13
         SECTION 4.2  Removal and Resignation................................13
         SECTION 4.3  Vacancies..............................................14
         SECTION 4.4  Compensation...........................................14

                                                                           Page

         SECTION 4.5  Acts of the Officers...................................14


ARTICLE V

         VOTING AND MANAGEMENT...............................................14
         SECTION 5.1  Class A Member Voting Rights...........................14
         SECTION 5.2  Class B Member Voting Rights...........................14
         SECTION 5.3  Management of the Company..............................15
         SECTION 5.4  Acts of the Directors, Management Procedures
                      and Delegation.........................................15

         SECTION 5.5  Compensation of the Directors..........................16

         SECTION 5.6  Books and Records; Accounting..........................16

         SECTION 5.7  Reliance by Third Parties; Officers....................16

         SECTION 5.8  Expenses...............................................16

         SECTION 5.9  Company Tax and Information Returns....................17


ARTICLE VI

         CONTRIBUTIONS AND CAPITAL ACCOUNTS..................................17
         SECTION 6.1  Capital Contributions..................................17
         SECTION 6.2  Capital Accounts.......................................18
         SECTION 6.3  Withdrawal of Capital; Return of Capital;
                      Deficit Balance in Capital Account.....................19

ARTICLE VII

         ALLOCATIONS.........................................................19
         SECTION 7.1  Allocation of Net Operating Profits and
                      Net Operating Losses for Book Accounting Purposes......19

         SECTION 7.2  Allocation of Net Disposition Profits and
                      Net Disposition Losses for Book Accounting Purposes....20

ARTICLE VIII

         DISTRIBUTIONS.......................................................20
         SECTION 8.1  Distributions from Operations..........................20
         SECTION 8.2  Distributions of Capital Receipts......................20

                                                                           Page


         SECTION 8.3  Treatment of Insufficiency.............................20
         SECTION 8.4  Distributions in Kind..................................21


ARTICLE IX

         SPECIAL ALLOCATION RULES............................................21
         SECTION 9.1  Certain Definitions....................................21
         SECTION 9.2  Allocations............................................24

ARTICLE X

         RESIGNATION AND ASSIGNMENT OF INTERESTS.............................28
         SECTION 10.1  Resignation of Member.................................28
         SECTION 10.2  No Distribution Upon Resignation......................29
         SECTION 10.3  Assignment of Interests...............................29
         SECTION 10.4  Right of Assignee to Become a Substitute Member.......30
         SECTION 10.5  Recognition of Transfer by Company....................30

ARTICLE XI

         DISSOLUTION.........................................................31
         SECTION 11.1  Duration and Dissolution..............................31
         SECTION 11.2  Winding Up............................................31
         SECTION 11.3  Distribution of Assets................................31
         SECTION 11.4  Notice of Liquidation.................................32

ARTICLE XII

         MISCELLANEOUS.......................................................32
         SECTION 12.1  Tax Reports and Financial Statements..................32
         SECTION 12.2  Amendment to the Agreement............................32
         SECTION 12.3  Successors, Counterparts..............................32
         SECTION 12.4  Governing Law; Severability...........................32
         SECTION 12.5  Filings...............................................33
         SECTION 12.6  Power of Attorney.....................................33
         SECTION 12.7  Headings..............................................34
         SECTION 12.8  Additional Documents..................................34

                                                                           Page

         SECTION 12.9  Notices...............................................34
         SECTION 12.10 Waiver of Right to Partition and Bill of Accounting...34

SCHEDULE A

         INITIAL MEMBERS.....................................................35

SCHEDULE B

         INITIAL DIRECTORS...................................................36

SCHEDULE C

         INITIAL OFFICERS....................................................37

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                          FORTRESS INVESTMENT GROUP LLC


         THIS LIMITED LIABILITY COMPANY AGREEMENT of FORTRESS INVESTMENT GROUP LLC, a Delaware limited liability company (the "Company"), is made as of February 6, 1998, among the undersigned and the other Persons (as defined below) who become members of the Company from time to time in accordance with the provisions hereof (collectively, the "Members").

         WHEREAS, the Members have formed the Company under the Delaware Act (as defined below) by causing to be filed a Certificate of Formation of the Company with the Office of the Secretary of State of the State of Delaware on February 6, 1998; and

         WHEREAS, the Members desire to set forth their respective rights and obligations as Members of the Company and to provide for the management of the Company and its affairs and for the conduct of the business of the Company;

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1 Definitions. As used herein, the following terms shall have the following meanings:

         "Additional Member" has the meaning specified in Section 3.3 of this Agreement.

         "Affiliate" means, with respect to a Person, another Person that directly or indirectly controls, is controlled by or is under common control with such first Person.

For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote a majority of the securities having voting power for the election of Directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         "Agreement" means this Limited Liability Company Agreement of the Company, as amended, modified, supplemented or restated from time to time.

         "Capital Account" means the capital account established for each Member in accordance with Section 6.2(a).

         "Capital Asset" means any asset described in Section 1221 or 1231 of the Code, or any other asset of the Company or of any partnership or limited liability company in which the Company holds a direct or indirect interest, the sale or other disposition of which at a gain would result in long term capital gain within the meaning of Section 1222(3) of the Code.

         "Capital Receipts" means the gross cash proceeds received by the Company from the sale, exchange or any other disposition of any Capital Asset of the Company, or of all or substantially all of the assets of the Company (including without limitation in any Liquidation of the Company) or of any partnership or limited liability company in which the Company holds a direct or indirect interest, or from the incurrence of any Indebtedness (but excluding capital contributions received by the Company), reduced by the sum of (i) all expenditures made by the Company or by any partnership or limited liability company in which the Company holds a direct or indirect interest, in connection with such sale, exchange or other disposition, (ii) debt service payments made from such gross cash proceeds, and (iii) amounts set aside as reserves therefrom by the Directors.

         "Capitalized Lease" as to any Person means (i) any lease of property, real or personal, the obligations under which are capitalized on the consolidated balance sheet of such Person and its subsidiaries, (ii) any other such lease to the extent that the then present value of the minimum rental commitment thereunder should, in accordance with GAAP, be capitalized on a balance sheet of the lessee, and (iii) any lease of property, real or personal, which is treated as indebtedness for Federal income tax purposes.

         "Cash Flow" means, with respect to any period, the amount by which (i) all cash receipts received by the Company during such period from whatever source derived

(including, without limitation, cash from operations and funds released during such period from cash reserves previously established from cash from operations, but excluding Capital Receipts, funds released from reserves relating to Capital Receipts and capital contributions received by the Company) exceeds (ii) all disbursements of cash by the Company during such period, including, without limitation, payment of operating expenses, capital expenditures, payment of principal and interest on the Company's Indebtedness except to the extent taken into account under the definition of Capital Receipts, and reserves established by the Directors, but excluding distributions to Members, expenses and additions to reserves relating to any Capital Receipts.

         "Certificate of Formation" means the Certificate of Formation referred to in the first recital of this Agreement and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.

         "Class A Approval" means the prior written consent of the holders of Class A Membership Interests representing in the aggregate more than 50% of the total number of Class A Membership Interests outstanding on the date of determination.

         "Class A Member" means a Member that holds one or more Class A Membership Interests.

         "Class A Membership Interests" means the Interests in the Company designated as Class A Membership Interests as provided in Section 3.1(a) of this Agreement having the terms provided in this Agreement.

         "Class B Approval" means the prior written consent of the holders of Class B Membership Interests representing in the aggregate more than 50% of the total number of Class B Membership Interests outstanding on the date of determination.

         "Class B Member" means a Member that holds one or more Class B Membership Interests.

         "Class B Membership Interests" means the Interests in the Company designated as Class B Membership Interests as provided in Section 3.1(a) of this Agreement having the terms provided in this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any corresponding federal tax statute enacted after the date of this Agreement.

A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect and applicable on the date of the application of the provisions of this Agreement containing such reference.

         "Company" has the meaning specified in the Preamble to this Agreement.

         "Contingent Obligation" as to any Person means any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases (including Capitalized Leases), dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth, solvency or other financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of such primary obligation of the ability of the primary obligor to make payment of such primary obligation or
(iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or obligations of such Person which would not be required to be disclosed under GAAP as liabilities or footnoted on such Person's financial statement. The amount of any accrued or accruable Contingent Obligation shall be determined in accordance with GAAP.

         "Control" means (a) in the case of a corporation, ownership, directly or through ownership of other entities, of at least ten percent of all the voting stock (exclusive of stock which is voting only as required by applicable law or in the event of nonpayment of dividends and pays dividends only on a nonparticipating basis at a fixed or floating rate), and (b) in the case of any entity, ownership, directly or through ownership of other entities, of at least ten percent of all of the beneficial equity interests therein (calculated by a method that excludes from equity interests, ownership interests that are nonvoting (except as required by applicable law or in the event of nonpayment of dividends or distributions) and pay dividends or distributions only on a non-participating basis at a fixed or floating rate) or, in any case (c) the power directly or indirectly, to direct or control, or cause the direction of, the management policies of another Person, whether through the ownership of voting securities, general partnership interests, common

Directors, trustees, officers by contract or otherwise. The terms "controlled" and "controlling" shall have meanings correlative to the foregoing definition of "control."

         "Covered Person" means the Organizer, the Members, the Directors, Officers, any Affiliate of a Member or a Director, or any officers, managers, members, employees, representatives or agents of a Member or a Director, or any employee or agent of the Company or its Affiliates.

         "Damage" has the meaning set forth in Section 2.7.

         "Delaware Act" means the Delaware Limited Liability Company Act, 6 Del.
C. Section 18- 101, et. seq., as amended from time to time.

         "Director" means any Person hereafter elected to act as a manager of the Company as provided in this Agreement (each in the capacity as a manager of the Company) but does not include any Person who has ceased to be a manager of the Company.

         "Encumbrance" shall mean any security interest, mortgage, lien, charge, adverse claim, or restriction of any kind including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attribute of ownership.

         "Fiscal Year" has the meaning set forth in Section 2.4.

         "Fortress REIT" means Fortress Investment Corp., a Maryland corporation.

         "GAAP" means generally accepted accounting principles.

         "incur" means to issue, assume, guarantee, incur or otherwise become liable for; "incurrence" has the correlative meaning.

         "Indebtedness" of any Person means, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, (ii) all indebtedness of such Person evidenced by a note, bond, debenture or similar instrument, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all unreimbursed amounts drawn thereunder, (iv) all indebtedness of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed, (v) all Contingent Obligations of such Person, (vi) all payment obligations of such Person under any hedge agreement or currency swaps or similar agreements, (vii) all indebtedness and liabilities secured by any lien or mortgage on any property of such Person, whether or not the same would be classified as a liability on a balance sheet,
(viii) the liability of such Person in respect of banker's acceptances and the estimated liability under any participating mortgage, convertible mortgage or similar arrangement, (ix) the present value of the aggregate amount of rentals or other consideration payable by such Person in accordance with GAAP over the remaining unexpired term of all Capitalized Leases, (x) all judgments or decrees by a court, (xi) all indebtedness, payment obligations and contingent obligations of any partnership in which such Person holds a general partnership interest, (xii) all convertible debt and subordinated debt, (xiii) all preferred stock of such Person that is redeemable for cash, a cash equivalent, a note receivable or similar instrument or are convertible to Indebtedness as defined herein (other than Indebtedness described in clause (iii), (ix), (x) or (xiii) of this definition), and (xiv) all obligations, liabilities, reserves and any other items which are listed as a liability on a balance sheet of such Person determined on a consolidated basis in accordance with GAAP, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit.

         "Interest" means a limited liability company interest in the Company, including the right of the holder thereof to any and all benefits to which a Member may be entitled as provided in this Agreement together with the obligations of a Member to comply with all of the terms and provisions of this Agreement.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a capital lease or under any financing lease having substantially the same economic effect as any of the foregoing, inchoate liens arising under the Employment Retirement Income Security Act of 1974, as amended, and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor or consignor pursuant to Section 9-408 of the Uniform Commercial Code), naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "Liquidation" means any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. For the purpose of this definition, the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, interests, units or other consideration) of all or substantially all the property or assets of the Company shall be deemed a voluntary liquidation, dissolution or winding up of the Company, but a consolidation or merger of the Company with one or more other limited liability companies, corporations or other Persons shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         "Majority of the Directors" means more than 50% of the votes of the Directors who are then elected and qualified. For purposes of taking any action or voting on any matter coming before the Directors, each Director shall have one vote.

         "Member" means any Person that holds an Interest in the Company, is admitted as a member of the Company pursuant to the provisions of this Agreement and named as a member of the Company on Schedule A hereto and includes any Person admitted as an Additional Member or a Substitute Member pursuant to the provisions of this Agreement, in such Person's capacity as a member of the Company. For purposes of the Delaware Act, the Class A Members and the Class B Members shall constitute separate classes or groups of Members.

         "Net Disposition Profits" and "Net Disposition Losses" means for each taxable year of the Company an amount equal to the Company's net gain or loss for such year resulting from transactions described in the definition of Capital Receipts, determined in accordance with the Federal income tax accounting methods and rules used by the Company on its Federal Partnership Information Return.

         "Net Operating Profits" and "Net Operating Losses" means for each taxable year of the Company an amount equal to the Company's net income or loss for such year as determined in accordance with the Federal income tax accounting methods and rules used by the Company on its Federal Partnership Information Return, but excluding Net Disposition Profits and Net Disposition Losses, and increased by any non-taxable income received by the Company and decreased by any non-deductible expenses incurred by the Company.

         "Organizer" has the meaning specified in Section 2.3 of this Agreement.

         "Officer" means any officer appointed by the Directors or the Chairman pursuant to Article IV hereof.

         "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint-stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity of whatever nature.

         "Proportionate Share" means, with respect to any Class B Member, a fraction, the numerator of which is the aggregate number of Class B Membership Interests held by such Member and the denominator of which is the total number of Class B Membership Interests outstanding on the date of determination.

         "Regulations" means the regulations proposed or promulgated under the Code, as amended from time to time, or any federal income tax regulations promulgated after the date of this Agreement. A reference to a specific Regulation refers not only to such specific Regulation but also to any corresponding provision of any federal tax regulation enacted after the date of this Agreement, as such specific Regulation or corresponding provision is in effect and applicable on the date of application of the provisions of this Agreement containing such reference.

         "Substitute Member" means a Person who is admitted to the Company as a Member pursuant to Section 10.5 hereof, and who is named as a Member on Schedule A to this Agreement.

         "Tax Matters Partner" means the Person designated as such in Section
5.9.

         "Transfer" has the meaning set forth in Section 10.3(a).


                                   ARTICLE II

                               GENERAL PROVISIONS

         SECTION 2.1 Company Name. The name of the Company is "Fortress Investment Group LLC." The name of the Company may be changed from time to time by the Directors in their sole discretion.

         SECTION 2.2 Registered Office, Registered Agent. The Company shall maintain a registered office in the State of Delaware at, and the name and address of the Company's registered agent in the State of Delaware is, The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. Such office and such agent may be changed from time to time by the Directors in their discretion.

         SECTION 2.3 Certificates. Christopher Chee, as an authorized person, within the meaning of the Act (the "Organizer"), shall execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

         SECTION 2.4 Nature of Business; Permitted Powers. The purposes of the Company shall be to manage the business and operations of the Fortress REIT and to engage in any lawful act or activity for which limited liability companies may be formed under the Delaware Act.

         SECTION 2.5 Fiscal Year. Unless and until otherwise determined by the Directors, the fiscal year of the Company for federal income tax purposes shall, except as otherwise required in accordance with the Code, end on December 31 of each year (each, a "Fiscal Year").

         SECTION 2.6 Perpetual Existence. The Company shall have a perpetual existence unless dissolved in accordance with the provisions of Article XI of this Agreement.

         SECTION 2.7 Limitation on Member Liability.

                  (a) Except as otherwise expressly required by law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Organizer nor any Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being the Organizer or a Member.

                  (b) Except as otherwise expressly required by law, a Member, in its capacity as a Member, shall have no liability to any Person hereunder in excess of (i) its obligation to make payments expressly provided for in this Agreement and (ii) the amount of any distributions wrongfully distributed to it.

         SECTION 2.8 Indemnification. To the fullest extent permitted by applicable law, any Covered Person shall be indemnified and held harmless by the Company for and from any liabilities, demands, claims, actions or causes of action, regulatory, legislative or judicial proceedings or investigations, assessments, levies, losses, fees, penalties, damages, costs and expenses, including, without limitation, reasonable attorneys', accountants', investigators', and experts' fees and expenses (collectively, "Damages") sustained or incurred by such Covered Person by reason of any act performed or omitted by such Covered Person in good faith and in a manner reasonably believed by the Covered Person to be in or not opposed to the best interests of the Company; provided, however, that any indemnity under this
Section 2.8 shall be provided out of and to the extent of Company assets only, and no Member shall have any personal liability on account thereof. The right of indemnification pursuant to this Section 2.8 shall include the right to be paid, in advance, or reimbursed by the Company for the reasonable expenses incurred by a Covered Person who was, is, or is threatened to be made a named defendant or respondent in a proceeding provided that the Covered Person shall have given a written undertaking to reimburse the Company in the event it is subsequently determined that he, she or it is not entitled to such indemnification.

         SECTION 2.9  Exculpation.

                  (a) No Covered Person shall be liable to the Company or any Member for any Damages incurred by reason of any act performed or omitted by such Covered Person in good faith on behalf of the Company in a manner reasonably believed to be in or not opposed to the best interests of the Company.

                  (b) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

         SECTION 2.10 Fiduciary Duty.

                  (a) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any Member, a Covered Person acting under this Agreement shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The duties and liabilities of a Covered Person shall be as expressly set forth in this Agreement, and the parties hereto agree that such duties and liabilities replace any duties and liabilities of a Covered Person which would otherwise exist at law or equity.

                  (b) Unless otherwise expressly provided herein, (i) whenever a conflict of interest exists or arises between any Member and the Company or another Member, or (ii) whenever this Agreement or any other agreement contemplated herein or therein provides that a Member shall act in a manner that is, or provide terms that are, fair and reasonable to the Company or any other Member, the Member shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by a Member, the resolution, action or term so made, taken or provided by such Member shall not constitute a breach of this Agreement or any other agreement contemplated herein or of any duty or obligation of such Member at law or in equity or otherwise.

                  (c) Whenever in this Agreement a Member is permitted or required to make a decision, the Member shall be entitled to make such decision in its sole discretion and to consider such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. If in this Agreement a Member is permitted or required to make a decision in its "good faith" or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or other applicable law.

         SECTION 2.11 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Directors shall, in their sole discretion, deem reasonable, on behalf of Covered Persons and such other Persons as the Directors shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement. The Company may enter into indemnity contracts with Covered Persons and such other Persons as the Directors shall determine and adopt written procedures pursuant to which arrangements are made for the advancement of expenses and the funding of obligations under this Section 2.10 and containing such other procedures regarding indemnification as are appropriate and consistent with this Agreement.

                                   ARTICLE III

                  CLASSES OF INTERESTS AND ADMISSION OF MEMBERS

         SECTION 3.1  Classes.

                  (a) Subject to Section 3.1(b), the Interests of the Company shall be divided into two classes, Class A Membership Interests and Class B Membership Interests, each having the relative rights, powers and duties set forth in this Agreement.

                  (b) Notwithstanding Section 3.1(a), but subject to Sections 3.1(c) and 10.3(b), the Directors are hereby expressly authorized to take any action, including without limitation amending this Agreement, to create any class or series of Interests that was not previously outstanding, each having such relative rights, powers and duties and interests in profits, losses, allocations and distributions of the Company as may be determined by the Directors and to cause holders of such Interests to be admitted as Additional Members of the Company as provided in Section 3.3. Subject to Sections 3.1(c) and 10.3(b), the total number of Class A Membership Interests and Class B Membership Interests and units of any other class or series of Interests created pursuant to this Section 3.1(b) which the Directors shall have the authority to cause the Company to issue shall not be limited.

                  (c) Any class or series of Interests created by the Directors shall dilute the financial interests of the Class A Membership Interests and Class B Membership Interests proportionately.

         SECTION 3.2 Admission of Initial Members. The initial members of the Company are those Persons executing this Agreement as of the date of this Agreement as members, each of which is admitted to the Company as the member effective as of the date of this Agreement. The Company shall issue the Class A Membership Interests and Class B Membership Interests listed on Schedule A attached hereto to the Members listed on Schedule A hereto. The name of each such Member and the amount contributed by such Member to the capital of the Company is listed on Schedule A attached hereto.

         SECTION 3.3 Admission of Additional Members. Subject to Section 10.3(b), the Directors are authorized to admit any Person as an additional member of the Company (each, an "Additional Member" and collectively, the "Additional Members"), and issue to such Additional Members Interests of any other class or series of Interests established by the Directors pursuant to Section 3.1(b) of this Agreement. Each such Person shall be admitted as an Additional Member at the time such Person
(i) executes this Agreement and (ii) is named as a Member on Schedule A hereto. Except as set forth in Section 10.3(b), no consent of any Member shall be required for the admission of an Additional Member.

         SECTION 3.4 Schedule A. The Directors shall update Schedule A from time to time as necessary to reflect accurately the information therein and shall send each Member prompt written notice of each such update to Schedule A. Any amendment or revision to Schedule A made in accordance with this Agreement shall not be deemed an amendment to this Agreement. Any reference in this Agreement to Schedule A shall be deemed to be a reference to Schedule A as amended and in effect from time to time.


                                   ARTICLE IV

                                    OFFICERS


         SECTION 4.1 Designation; Term; Qualifications. The Directors or the Chairman may, from time to time, designate one or more Persons to be Officers of the Company. The names of the Persons designated as the initial Officers of the Company are set forth in Schedule C, such Persons to serve in such offices until resignation or removal by the Directors. Any Officer so designated shall have such authority and perform such duties as the Directors or the Chairman may, from time to time, delegate to such Person. The Directors and the Chairman may assign titles to particular Officers, and unless the Directors or the Chairman decide otherwise, the assignment of such title shall constitute the delegation to such Officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such Officer by the Mangers or the Chairman pursuant to this Section 4.1. Each Officer shall hold office for the term for which such Officer is designated and until its successor shall be duly designated and shall qualify or until its death, resignation or removal as provided in this Agreement. Any Person may hold any number of offices. No Officer need be a Director, a Member, a Delaware resident, or a Unites States citizen. Designation of such a Person as an Officer of the Company shall not of itself create any contract rights.

         SECTION 4.2 Removal and Resignation. Any Officer of the Company may be removed as such, with or without cause, by a Majority of the Directors or the Chairman whenever in the judgement of such Directors or the Chairman, as applicable, the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Any Officer of the Company may resign as such at any time upon written notice to the Company. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified therein, at the time of its receipt by the Chairman. The acceptance of a resignation shall not be necessary to make it effective unless expressly so provided in the resignation.

         SECTION 4.3 Vacancies. Any vacancy occurring in any office of the Company may be filled by the person designated by a majority of the Directors or the Chairman.

         SECTION 4.4 Compensation. The compensation, if any, of the Officers of the Company shall be fixed from time to time by the Directors; provided, however, that the Directors may delegate to one or more Directors, who may be Officers of the Company, the authority to fix such compensation.

         SECTION 4.5 Acts of the Officers. Each Officer of the Company is an agent of the Company for the purpose of the business of the Company, and the act of each Officer for apparently carrying on in the usual the business of the Company binds the Company, unless (i) the Officer so acting has in fact no authority to act for the Company in the particular matter and (ii) the Person with whom such Officer is dealing has knowledge of the fact that such Officer has no such authority. An act of an Officer which is not apparently for the carrying on of the business of the Company in the usual way does not bind the Company unless authorized by a Majority of the Directors.


                                    ARTICLE V

                              VOTING AND MANAGEMENT

         SECTION 5.1 Class A Member Voting Rights. Class A Members holding Class A Membership Interests shall be entitled to one vote for each such Class A Membership Interest upon all matters upon which Class A Members have the right to vote. All Class A Members shall have the right to vote separately as a class on any matter on which the Class A Members have the right to vote regardless of the voting rights of any other class or series of Interests.

         SECTION 5.2 Class B Member Voting Rights. Except as provided in Section 12.2, Class B Members holding Class B Membership Interests shall have, with respect to such Class B Membership Interests, no right or power to vote on any question or matter or in any proceeding or to be represented at, or to receive notice of, any meeting of Members.

         SECTION 5.3 Management of the Company. The business and affairs of the Company shall be managed solely and exclusively by the Directors and the Officers, if so delegated by the Directors, as provided herein. The Directors shall have all rights and powers on behalf and in the name of the Company to perform all acts necessary and desirable to the objects and purposes of the Company. The Members, in such capacity, shall have no part in the management of the Company and shall have no authority or right to act on behalf of or bind the Company in connection with any matter, except certain tax matters as set forth in Section 5.9 or as deemed necessary or appropriate by the Directors. The Members agree that all determinations, decisions and actions made or taken by the Directors (or their designee(s)) shall be conclusive and binding upon the Company, the Members and their respective successors, assigns and personal representatives.

         On the date hereof, there shall be the number of Directors as are set forth in Schedule B hereto (one of which shall be the Chairman), which number shall be determined from time to time by the Class A Members. The persons listed on Schedule B hereto as Directors, and the Director designated as the Chairman, are hereby chosen by the Class A Members and designated as the Directors, and the Chairman, of the Company on the date hereof. A Director need not be a Member, a Delaware resident or a United States Citizen.

         SECTION 5.4 Acts of the Directors, Management Procedures and
Delegation.

                  (a) An act of a Director which is not apparently for the carrying on of the business of the Company in the usual way does not bind the Company unless authorized by a Majority of the Directors.

                  (b) Any Director may exercise any of the authority provided hereunder to the Directors or under the Delaware Act to one or more managers.

                  (c) The Directors may (but need not) exercise their authority hereunder by resolution in such manner as they may determine. A resolution of the Directors certified by a Director, the Secretary or an Assistant Secretary of the Company to have been adopted in accordance with this Agreement and contained in the books and records of the Company shall be conclusive evidence of the act of the Directors set forth therein.

                  (d) The Directors on behalf of the Company shall have the power and authority to designate one or more Persons for the Company (who may be designated as Officers, agents, employees, representatives or otherwise) who shall have such authority as may be conferred upon them by the Directors and who may perform any of the duties, and exercise any of the powers and authority, conferred upon the Directors, subject to the supervision and control of the Directors.

         SECTION 5.5 Compensation of the Directors. No Director shall be entitled to any compensation for services as Director. Each Director shall be entitled to reimbursement for reasonable and, necessary out-of-pocket expenses incurred by such Director during the course of conducting the business of the Company. Notwithstanding the foregoing, the Directors may compensate and reimburse from the funds of the Company, the Directors and their designees and representatives, agents, employees and Officers appointed by the Directors in furtherance of the business or purposes of the Company.

         SECTION 5.6 Books and Records; Accounting. The Directors shall keep or cause to be kept at the principal office of the Company (or at such other place as the Directors shall advise the Members in writing) true and complete books and records regarding the status of the business and financial condition and results of operations of the Company. The books and records of the Company shall be kept in accordance with the Federal income tax accounting methods and rules determined by the Directors, which methods and rules shall reflect all Company transactions and be appropriate and adequate for the Company's business. The Company shall also keep books and records in accordance with GAAP.

         SECTION 5.7 Reliance by Third Parties; Officers. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Directors as set forth herein and upon a certificate of any Secretary or Assistant Secretary as to the incumbency of any Director, Officer or other personnel of the Company.

         SECTION 5.8 Expenses. Except as otherwise provided in this Agreement, the Company shall be responsible for all and shall pay out of funds of the Company determined by the Directors to be available for such purpose, all expenses and obligations of the Company, including those incurred by the Company or the Directors or their respective Affiliates in connection with the formation, operation or management of the Company, in organizing the Company and preparing, negotiating, executing, delivering, amending and modifying this Agreement.

         SECTION 5.9  Company Tax and Information Returns.

                  (a) The Tax Matters Partner shall cause to be prepared and timely filed all tax and information returns required to be filed for the Company. The Tax Matters Partner may, in its discretion, make or refrain from making any federal, state, local or foreign income or other tax elections for the Company that it deems necessary or advisable, including, without limitation:
(i) any election under Section 754 of the Code or any successor provision, and
(ii) any election under Regulations Section 301.7701-3 or any successor provision; provided, however, that the Tax Matters Partner may not elect to have the Company treated as a corporation for tax purposes without the Class A Approval.

                  (b) Fortress Investment Holdings LLC is hereby designated as the Company's "Tax Matters Partner" under the Section 6231(a)(7) of the Code and shall have all the powers and responsibilities of such position as provided in the Code. Fortress Investment Holdings LLC is specifically directed and authorized to take whatever steps Fortress Investment Holdings LLC, in its discretion, deems necessary or desirable to perfect such designation, including filing any forms or documents with the Internal Revenue Service and taking such other action as may from time to time be required under the Regulations. Expenses incurred by the Tax Matters Partner, in its capacity as such, will be borne by the Company.


                                   ARTICLE VI

                       CONTRIBUTIONS AND CAPITAL ACCOUNTS

         SECTION 6.1 Capital Contributions.

         (a) Each Class A Member is, concurrently with its execution of this Agreement, contributing to the capital of the Company the amount set forth opposite such Member's name on Schedule A attached hereto. Each Class B Member is, concurrently with the execution of this Agreement, contributing to the capital of the Company the amount set forth opposite its name on Schedule A attached hereto. The capital contributions made or deemed to have been made by each Additional Member shall be determined by the Directors and set forth on Schedule A attached hereto. No Member shall be required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of the Directors.

         (b) Each Class B Member shall have the right, but not the obligation, to participate in any additional capital contribution to be made by one or more Class B Members pursuant to clause (a) above (and proportionally in the number of Class B Interests issued in consideration therefor) in an amount equal to (I) the aggregate amount of capital to be contributed times (II) the Proportionate Share of such Class B Member divided by (III) the sum of the Proportionate Shares of all of the Class B Members who chose to participate.

         (c) If one or more Members participating in a capital contribution specifies a maximum capital contribution to be made, first, an amount equal to the lesser of (I) the amount of capital to be contributed by all Class B Members and (II) the lowest of the amounts, calculated for each Class B Member participating in the capital contribution, of (1) the maximum capital specified to be contributed by such Class B Member participating in the capital contribution divided by (2) such Class B Member's Proportionate Share shall be made as a capital contribution by the participating Class B Members in accordance with clause (b) and then any remaining capital to be contributed will be allocated among the Class B Members in accordance with clause (b) and this clause (c) as if it were a separate capital contribution, but without the participation of any Member or Members who have already contributed the maximum amount so specified.


         SECTION 6.2 Capital Accounts.

                  (a) There shall be established for each Member on the books of the Company a capital account (a "Capital Account"), which shall be maintained and adjusted as provided in the Regulations. The Capital Account of a Member shall be credited with the amount of all cash contributed by such Member to the Company. The Capital Account of a Member shall be increased by (i) the amount of any additional cash and the fair market value of any property contributed (or deemed contributed under the Code) by such Member to the Company and (ii) the amount of any Net Operating Profits or Net Disposition Profits allocated to such Member pursuant to Articles VII and IX of this Agreement, and decreased by (i) the amount of any Net Operating Losses or Net Disposition Losses allocated to such Member pursuant to Articles VII and IX of this Agreement, (ii) the amount of any cash distributed (or deemed distributed under the Code) to such Member, and (iii) the fair market value of any assets (other than cash) distributed to such Member. The Capital Account of each Member shall also be charged or credited with the amounts allocated to the Member pursuant to Sections 9.2(c) and (d), and shall be adjusted appropriately to reflect any other adjustment required pursuant to Regulations Sections 1.704-1 or 1.704-2.

                  (b) Upon the occurrence of any event specified in Regulations Section 1.704-1(b)(2)(iv)(f), the Directors may cause the Capital Accounts of the Members to be adjusted to reflect the fair market value of the Company's assets at such time as determined in good faith by the Directors. The adjustments shall reflect the manner in which the unrealized income, gains, loss, or deduction inherent in such property would be allocated among the Members if there were a taxable disposition of such property for such fair market value determined in good faith by the Directors on the date of the occurrence of such event.

         SECTION 6.3 Withdrawal of Capital; Return of Capital; Deficit Balance in Capital Account.

                  (a) Except as otherwise specifically set forth in this Agreement, no Member shall have the right to (i) withdraw such Member's capital contribution or to demand or receive the return of a capital contribution or make any claim to any portion of Company capital or (ii) demand or receive property other than cash in return for a capital contribution or to receive any distribution in return for a capital contribution that is not required by this Agreement.

                  (b) Except as expressly provided in this Agreement, no Member shall have personal liability to make any capital contribution.

                  (c) A deficit Capital Account of a Member shall not be deemed to be a liability of such Member or an asset or property of the Company or any other Member. Furthermore, no Member shall have any obligation to the Company or any other Member for any deficit balance in such Member's Capital Account.


                                   ARTICLE VII

                                   ALLOCATIONS

         SECTION 7.1 Allocation of Net Operating Profits and Net Operating Losses for Book Accounting Purposes.

                  (a) Net Operating Profits shall be allocated for book accounting purposes to the Class B Members, in proportion to their Proportionate Shares.

                  (b) Net Operating Losses shall be allocated for book accounting purposes to the Class B Members, in proportion to their Proportionate Shares.

         SECTION 7.2 Allocation of Net Disposition Profits and Net Disposition Losses for Book Accounting Purposes.

                  (a) Net Disposition Profits shall be allocated for book accounting purposes to the Class B Members, in proportion to their Proportionate Shares.

                  (b) Net Disposition Losses shall be allocated for book accounting purposes to the Class B Members, in accordance with their Proportionate Shares.


                                  ARTICLE VIII

                                  DISTRIBUTIONS

         SECTION 8.1 Distributions from Operations. Subject to Sections 8.3 and 11.1, Cash Flow for any period shall be distributed to the Class B Members, at times determined by the Directors, in accordance with their Proportionate Shares.

         SECTION 8.2 Distributions of Capital Receipts. Subject to Sections 8.3 and 11.1, Capital Receipts shall be distributed to the Class B Members, at times, and in cash or in kind (as determined by the Directors but subject to Section 8.5), in accordance with their Proportionate Shares.

         SECTION 8.3 Treatment of Insufficiency. If the amounts available for distribution pursuant to Section 8.1 or 8.2 hereof are not sufficient to allow for the distribution to each Class B Member of the amounts provided for in such Sections, then the amount distributable pursuant to each such Section shall be apportioned among the Class B Members in proportion to the amounts that would be distributed to them under that Section if the amounts available for distribution thereunder were sufficient to allow for the distribution to the Class B Members of the amounts required to be distributed pursuant to such Section.

         SECTION 8.4 Distributions in Kind. The Directors may cause the Company to make distributions of assets in kind only after obtaining Class A Approval. Whenever the distribution provided for in Section 8.1 or Section 8.2 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property determined by the Directors in good faith, and in the event of such a distribution there shall be allocated to the Members in accordance with Article VI the amount of Net Operating Profits or Losses and the amount of Net Disposition Profits or Losses that would result if the distributed asset had been sold for an amount in cash equal to its fair market value at the time of the distribution. No Member shall have the right to demand that the Company distribute any assets in kind to such Member.


                                   ARTICLE IX

                            SPECIAL ALLOCATION RULES

         SECTION 9.1 Certain Definitions. The following terms have the definitions hereinafter indicated whenever used in this Article IX with initial capital letters:

                  (a) "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year or other period, after giving effect to the following adjustments:

                  (i) Credit to such Capital Account any amounts which such Member is treated as obligated to restore to the Company pursuant to
         Section 1.704-1(b)(2)(ii)(c) of the Regulations or is deemed to be obligated to restore pursuant to Section 1.704-2(g)(1) or Section 1.704- 2(i)(5) of the Regulations; and

                  (ii) Debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (d)(5), and (d)(6) of the
         Regulations.

         The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  (b) "Company Minimum Gain" means the aggregate gain, if any, that would be realized by the Company for purposes of computing Profits and Losses with respect to each Company asset if each Company asset subject to a Nonrecourse Liability were disposed of for the amount outstanding on the Nonrecourse Liability by the Company in a taxable transaction. Company Minimum Gain with respect to each Company asset shall be further determined in accordance with Regulations Section 1.704-2(d) and any subsequent rule or regulation governing the determination of minimum gain. A Member's share of Company Minimum Gain at the end of any Fiscal Year shall equal the aggregate Nonrecourse Deductions allocated to such Member (or its predecessors in interest) up to that time, less such Member's (and predecessors') aggregate share of decreases in Company Minimum Gain determined in accordance with Regulations Section 1.704-2(g).

                  (c) "Depreciation" means, for each Fiscal Year, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided that if the federal income tax depreciation, amortization, or other cost recovery deductions for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

                  (d) "Gross Asset Value" means, with respect to any asset of the Company, such asset's adjusted basis for federal income tax purposes, except as follows:

                  (i) the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset at the time of contribution determined by the Directors using such reasonable method of valuation as they may adopt;

                  (ii) in the discretion of the Directors, the Gross Asset Values of all the Company's assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Directors, immediately prior to the following events:

                           (A) the making of a capital contribution (other than
                  a de minimis capital contribution) to the Company by a new or existing Member as consideration for an Interest;

                           (B) the distribution by the Company to a Member of
                  more than a de minimis amount of Company property as consideration for the redemption of an Interest; and

                           (C) the liquidation of the Company within the meaning
                  of Regulations Section 1.704-1(b)(2)(ii)(g); and

                  (iii) the Gross Asset Values of the Company assets distributed to any Member shall be the gross fair market values of such assets as reasonably determined by the Directors as of the date of distribution.

         At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Company's assets for purposes of computing Profits and Losses. Gross Asset Values shall be further adjusted to reflect adjustments to Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to the extent not otherwise reflected in adjustments to Gross Asset Values. Any adjustment to the Gross Asset Values of the Company property shall require an adjustment to the Members' Capital Accounts as described in the definition of Capital Account.

                  (e) "Nonrecourse Deductions" means the nonrecourse deductions as defined in Regulations Section 1.704-2(b)(1). The amount of nonrecourse deductions for a Fiscal Year equals the net increase, if any, in the amount of Company Minimum Gain during such Fiscal Year reduced by any distributions during such Fiscal Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Regulations Sections 1.704- 2(c) and 1.704-2(h).

                  (f) "Nonrecourse Liability" means a nonrecourse liability as defined in Regulations Section 1.704-2(b)(3).

                  (g) "Member Minimum Gain" means an amount, with respect to each Member Nonrecourse Debt, equal to Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

                  (h) "Member Nonrecourse Debt" means a liability as defined in Regulations Section 1.704-2(b)(4).

                  (i) "Member Nonrecourse Deductions" means the "partner nonrecourse deductions" as defined in Regulations Section 1.704-2(i)(2). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year equals the net increase, if any, in the amount of Member Minimum Gain during such Fiscal Year attributable to such Member Nonrecourse Debt, reduced by any distributions during that Fiscal Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent that such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined according to the provisions of Regulations Sections 1.704-2(h) and 1.704-2(i).

                  (j) "Profits" and "Losses" shall mean, respectively, Net Operating Profits plus Net Disposition Profits, and Net Operating Losses plus Net Disposition Losses.

         SECTION 9.2 Allocations. The following provisions are incorporated in the Agreement.

                  (a)      Allocations for U.S. Federal Income Tax Purposes.

                  (i) For each Fiscal Year or other relevant period, except as otherwise provided in this Section 9.2(a), for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Class B Members in the same manner as its correlative item of Net Operating Profits, Net Operating Losses, Net Disposition Profits or Net Disposition Losses is allocated pursuant to
         Article VII of this Agreement.

                  (ii) In accordance with Code Sections 704(b) and 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for federal income tax purposes, be allocated among the Class B Members so as to take into account any variation between the adjusted basis of such property to the Company for federal income tax purposes and the initial Gross Asset Value of such property.

                  (iii) If the Gross Asset Value of any Company property is adjusted as described in the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and the Gross Asset Value of such asset in the manner prescribed under Code Sections 704(b) and 704(c) and the Regulations thereunder. In furtherance of the foregoing, the Company shall employ any reasonable method selected by the Directors. The Directors are specifically authorized to select the traditional method described in Regulation Section 1.704-3(b).

                  (b) Allocations with Respect to Transferred or Additional Interests. Profits and Losses allocable to an Interest assigned, issued or reissued during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year on the basis of an interim closing of the books of the Company.

                  (c)      Mandatory Allocations for Federal Income Tax
Purposes.

                  (i) No Excess Deficit. To the extent that any Class B Member has or would have, as a result of an allocation of Loss (or item thereof), an Adjusted Capital Account Deficit, such amount of Loss (or item thereof) shall be allocated to the other Class B Members in accordance with Section 9.2(a), but in a manner which will not produce an Adjusted Capital Account Deficit as to such Class B Members. To the extent such allocation would result in all Class B Members having Adjusted Capital Account Deficits, such Loss shall be allocated to the Class B Members in the manner required by the Regulations under Section 704 of the Code. Where the Company is entitled to select an allocation method under such Regulations, the method shall be selected by the Directors.

                  (ii) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IX, if there is a net decrease in Company Minimum Gain during any Fiscal Year, then, subject to the exceptions set forth in Regulations Sections 1.704-2(f)(2), (3), (4) and (5), each Class B Member shall be specially allocated items of the Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Class B Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Class B Member pursuant thereto. The items to be so allocated shall be determined in such section of the Regulations in accordance with Regulations Section 1.704-2(f). This Section 9.2(c)(ii) is intended to comply with the minimum gain chargeback requirements in Regulations
         Section 1.704-2(f) and shall be interpreted consistently therewith.

                  (iii) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article IX except Section 9.2(c)(ii), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, then, subject to the exceptions set forth in Regulations Section 1.704-2(i)(4), each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of the Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 9.2(c)(iii) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

                  (iv) Qualified Income Offset. Notwithstanding any other provision of this Article IX, except Sections 9.2(c)(ii) and 9.2(c)(iii), in the event any Class B Member receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), or (6), that cause or increase an
         Adjusted Capital Account Deficit of such Class B Member, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Class B Member as quickly as possible.

                  (v) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse

         Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                  (vi) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations
         Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

         Each Class B Member hereby agrees to provide the Company with all information necessary to give effect to an election made under Code Section 754 if the Tax Matters Partner determines to make such an election; provided that the cost associated with such an election shall be borne by the Company as a whole. With respect to such election:

                           (A) Any change in the amount of the depreciation
                  deducted by the Company and any change in the gain or loss of the Company, for federal income tax purposes, resulting from an adjustment pursuant to Code Section 743(b) shall be allocated entirely to the transferee of the Interest or portion thereof so transferred. Neither the capital contribution obligations of, nor the Interest of, nor the amount of any cash distributions to, the Class B Members shall be affected as a result of such election, and except as provided in Regulations Section 1.704- 1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purposes.

                           (B) Solely for federal and (if applicable) state and
                  local income tax purposes and not for the purpose of maintaining the Members' Capital Accounts (except as provided in Regulations Section 1.704- 1(b)(2)(iv)(m)), the Company shall keep a written record for those assets, the bases of which are adjusted as a result of such election, and the amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the depreciation deducted by the Company and any change in the gain or loss of the Company, for federal and (if applicable) state and local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.

                  (vii) Curative Allocations. The allocations set forth in this Section 9.2 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulations Section 1.704-1(b). The Regulatory Allocations shall be taken into account for the purpose of equitably adjusting subsequent allocations of Profits and Losses, and items of income, gain, loss, and deduction among the Class B Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items to each Class B Member shall be equal to the net amount that would have been allocated to each such Class B Member if the Regulatory Allocations had not occurred.

                  (viii) Nonrecourse Debt Distribution. To the extent permitted by Regulations Sections 1.704-2(h)(3) and 1.704-2(i)(6), the Directors shall endeavor to treat distributions as having been made from the proceeds of Nonrecourse Liabilities or Member Nonrecourse Debt only to the extent that such distributions would cause or increase a deficit balance in any Class B Member's Capital Account that exceeds the amount such Class B Member is otherwise obligated to restore (within the meaning of Regulations Section 1.704-1(b)(2)(ii)(c)) as of the end of the Company's taxable year in which the distribution occurs.


                                    ARTICLE X

                     RESIGNATION AND ASSIGNMENT OF INTERESTS

         SECTION 10.1 Resignation of Member. A Member may resign from the Company prior to the dissolution and winding up of the Company only upon, and shall be deemed to have resigned upon, any redemption, exchange or other repurchase by the Company or an assignment of its interests in compliance with the provisions of Section 10.3 and Section 10.4.

         SECTION 10.2 No Distribution Upon Resignation. Upon resignation, no resigning Member shall be entitled to receive any distribution or otherwise be entitled to receive the fair value of its Interest; provided, however, that upon any redemption, exchange or other repurchase by the Company, such Member shall be entitled to receive the amount payable by the Company in connection with such redemption, exchange or other repurchase.

         SECTION 10.3 Assignment of Interests.

                  (a) General. No Transfer of all or any portion of a Member's Interest (including some or all of its rights or obligations hereunder) may be made except as permitted by this Section 10.3. For purposes of this Agreement, "Transfer" shall mean any sale, exchange, assignment, bequeath, creation of an encumbrance, or any other transfer or disposition of any kind, whether voluntary or involuntary. No Transfer of all or any portion of a Member's Interest (including some or all of its rights or obligations hereunder) may be made without Class A Approval.

                  (b) The Company shall not recognize for any purpose any purported Transfer of all or any portion of a Member's Class A Membership Interests or Class B Membership Interests (including some or all of its rights or obligations hereunder) unless:

                  (i) the Directors shall have been furnished with the documents effecting such Transfer executed and acknowledged by both transferor and transferee, together with the written agreement of the transferee to become a party to and be bound by this Agreement, all of which shall be in form and substance reasonably satisfactory to the Directors;

                  (ii) such Transfer shall have been made in accordance with all applicable laws and regulations and all necessary governmental consents shall have been obtained and requirements satisfied, including without limitation, compliance with the Securities Act of 1933, as amended, and applicable state blue sky and securities laws;

                  (iii) such Transfer will not cause the Company to have more than 100 partners (as determined for purposes of Treasury Regulations Section-1.7704-1(h)(1)(ii));

                  (iv) all necessary instruments reflecting such admission shall have been filed in each jurisdiction in which such filing is necessary in order to qualify the Company to conduct business or to preserve the limited liability of the Members; and

                  (v) such transfer or assignment will not cause the Company to be required to register as an "investment company" under the Investment Company Act of 1940.

         SECTION 10.4 Right of Assignee to Become a Substitute Member. If the provisions of Section 10.3 have been complied with, such Transfer shall, nevertheless, not entitle the assignee to become a Member or to be entitled to exercise or receive any of the rights, powers or benefits of a Member other than the right to receive distributions to which the assigning Member would be entitled, unless (i) the assigning Member designates, in a written instrument delivered to the Directors, its assignee to become a Substitute Member, and (ii) the transferee has executed and acknowledged such instruments, in form and substance reasonably satisfactory to the Directors, as the Directors reasonably deem necessary or desirable in their sole discretion to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to any rights and/or obligations represented by the Class A Membership Interests or Class B Membership Interests acquired by such transferee. The admission of any transferee of a Member as a Substitute Member shall not require the approval of any Member, provided that the transferor and transferee have complied, to the Directors' reasonable satisfaction, with the provisions of Section 10.3 and this
Section 10.4. If a Member assigns all of its Class A Membership Interests or Class B Membership Interests and the assignee of such Class A Membership Interests or Class B Membership Interests is entitled to become a Substitute Member pursuant to this Section 10.4, such assignee shall be admitted to the Company effective immediately prior to the effective date of the assignment, and, immediately following such admission, the assigning Member shall cease to be a member of the Company.

         SECTION 10.5 Recognition of Transfer by Company. No Transfer, or any part thereof, that is in violation of this Article X shall be valid or effective, and neither the Company nor the Directors shall recognize the same for the purpose of making distributions pursuant to Article VIII hereof with respect to Class B Membership Interests or part thereof. Neither the Company nor the Directors shall incur any liability as a result of refusing to make any such distributions to the assignee of any such invalid assignment. In the event that a Transfer of a Class B Membership Interest is made in compliance with Article X, the transferee shall succeed to the portion of the Capital Account of the assigning Member attributable to the Class B Membership Interests or portion thereof transferred or assigned, and, except as provided in
Section 8.3, to the right to receive distributions and allocations attributable to the Class B Membership Interests or the portion thereof transferred or assigned, made or allocated after the date of the interim closing of the books of the Company relating to such transfer or assignment.


                                   ARTICLE XI

                                   DISSOLUTION

         SECTION 11.1 Duration and Dissolution. The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:

                  (a) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Delaware Act; and

                  (b) the dissolution or liquidation of Fortress Investment Holdings LLC, if Fortress Investment Holdings LLC is then a Member, unless the business of the Company is continued by the consent of all remaining Members within 90 days following the occurrence of such event. The remaining Members agree that they shall continue the Company.

         Except as provided in clause (b) above, the death, retirement, resignation, expulsion, bankruptcy or dissolution of any Member or the occurrence of any other event which terminates the continued membership of any Member in the Company shall not cause the Company to be dissolved or its affairs wound up.

         SECTION 11.2 Winding Up. Subject to the provisions of the Delaware Act, the Directors shall have the exclusive right to wind up the Company's affairs in accordance with Section 18-803 of the Delaware Act (and shall promptly do so upon dissolution of the Company), and shall also have the exclusive right to act as or to appoint a liquidating trustee in connection therewith.

         SECTION 11.3 Distribution of Assets. Upon the winding up of the Company, the assets shall be distributed to the Members in accordance with their positive capital account balances, subject to the applicable terms of Section 18-804 of the Delaware Act.

         SECTION 11.4 Notice of Liquidation. The Directors shall give each of the Members at least 10 days' prior written notice of any Liquidation.

                                   ARTICLE XII

                                  MISCELLANEOUS

         SECTION 12.1 Tax Reports and Financial Statements. After the end of each fiscal year, the Directors shall, as promptly as possible and in any event within 90 days after the close of the fiscal year, cause to be prepared and transmitted to each Member federal income tax form K-1.

         SECTION 12.2 Amendment to the Agreement. This Agreement may be amended or supplemented by the written consent of the Class A Members; provided, that no such amendment or supplement shall adversely affect the rights of the Class B Members without the Class B Approval; and provided further, that the Company may issue classes and series of Interests that were not previously outstanding and amend this Agreement in connection therewith as long as such issuance is permitted by Section 3.1 of this Agreement.

         SECTION 12.3 Successors, Counterparts. This Agreement and any amendment hereto in accordance with Section 12.2 shall be binding as to executors, administrators, estates, heirs and legal successors, or nominees or representatives, of the Members, and (b) may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

         SECTION 12.4 Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof. In particular, this Agreement shall be construed to the maximum extent possible to comply with all of the terms and conditions of the Delaware Act. If, nevertheless, it shall be determined by a court of competent jurisdiction that any provisions or wording of this Agreement shall be invalid or unenforceable under said Delaware Act or other applicable law, such invalidity or unenforceability shall not invalidate the entire Agreement. In that case, this Agreement shall be construed so as to limit any term or provision to make it enforceable or valid within the requirements of applicable law, and, in the event such term or provisions cannot be so Limited, this Agreement shall be construed to omit such invalid or unenforceable provisions. If it shall be determined by a court of competent jurisdiction that any provisions relating to the distributions and allocations of the Company or to any fee payable by the Company is invalid or unenforceable, this Agreement shall be construed or interpreted so as (a) to make it enforceable or valid and (b) to make the distributions and allocations as closely equivalent to those set forth in this Agreement as is permissible under applicable law.

         SECTION 12.5 Filings. Following the execution and delivery of this Agreement, the Directors or their designee shall promptly prepare any documents required to be filed and recorded under the Delaware Act, and the Directors or such designee shall promptly cause each such document to be filed and recorded in accordance with the Delaware Act and, to the extent required by local law, to be filed and recorded or notice thereof to be published in the appropriate place in each jurisdiction in which the Company may hereafter establish a place of business. The Directors or such designee shall also promptly cause to be filed, recorded and published such statements of fictitious business name and any other notices, certificates, statements or other instruments required by any provision of any applicable law of the United States or any state or other jurisdiction which governs the conduct of its business from time to time.

         SECTION 12.6 Power of Attorney. Each Member does hereby constitute and appoint each Director as its true and lawful representative and attorney-in-fact, in its name, place and stead, to make, execute, sign, deliver and file (a) a Certificate of Formation of the Company, any amendment thereof required because of an amendment to this Agreement or in order to effectuate any change in the membership of the Company, (b) this Agreement, (c) any amendments to this Agreement and (d) all such other instruments, documents and certificates which may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction, or any political subdivision or agency thereof, to effectuate, implement and continue the valid and subsisting existence of the Company or to dissolve the Company or for any other purpose consistent with this Agreement and the transactions contemplated hereby. The power of attorney granted hereby is coupled with an interest and shall (i) survive and not be affected by the subsequent death, incapacity, disability, dissolution, termination or bankruptcy of the Member granting the same or the transfer of all or any portion of such Member's Interest and (ii) extend to such Member's successors, assigns and legal representatives.

         SECTION 12.7 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or intent of this Agreement or any provision hereof.

         SECTION 12.8 Additional Documents. Each Member, upon the request of the Directors, agrees to perform all further acts and execute, acknowledge and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         SECTION 12.9 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party (and any other person designated by such party) at its address or facsimile number set forth in a schedule filed with the records of the Company or such other address or facsimile number as such party may hereafter specify to the Directors or Officers of the Company. Each such notice, request or other communication shall be effective (a) if given by facsimile, when transmitted to the number specified pursuant to this Section and the appropriate confirmation is received, (b) if given by mail, seventy-two hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, of (c) if given by any other means, when delivered at the address specified pursuant to this Section.

         SECTION 12.10 Waiver of Right to Partition and Bill of Accounting. To the fullest extent permitted by applicable law, each of the Members covenants that it will not, and hereby waives any right to (except with the consent of the Directors), file a bill for partnership accounting. Each of the Members irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Company's assets.

         IN WITNESS WHEREOF, this Agreement is executed and delivered as of the date first written above by the undersigned, being all of the Members, do hereby agree to be bound by the terms and provisions set forth in this Agreement.


                           FORTRESS INVESTMENT HOLDINGS LLC


                           By:  /s/ Randal A. Nardone
                                ----------------------
                                 Name:   Randal A. Nardone
                                 Title:  Director

                                   SCHEDULE A

                                 INITIAL MEMBERS



                                   Number of
                                    Class A                Initial Capital
      Class A Member               Membership               Contribution
     ---------------               Interests               -----------------
                                   ----------
Fortress Investment                                        $
Holdings, LLC


                                   Number of
                                     Class B               Initial Capital
      Class B Member               Membership                Contribution
      -------------                Interests               ----------------
                                  ------------
Fortress Investment                                         $
Holdings, LLC

                                   SCHEDULE B

                                INITIAL DIRECTORS


Wesley R. Edens (Chairman)

Robert I. Kauffman

Randal A. Nardone

Erik P. Nygaard

                                   SCHEDULE C

                                INITIAL OFFICERS



         Name                                   Offices Held
         ----                                   ------------
Wesley R. Edens                         Chief Executive Officer
Robert I. Kauffman                      President
Randal A. Nardone                       Chief Operating Officer
Erik P. Nygaard                         Chief Information Officer and Treasurer